UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 13, 2013

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35416	26-3718801
(Commission File Number)	(IRS Employer Identification No.)

8490 Progress Drive, Suite 300, Frederick, MD	21701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 345-6170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 13, 2013, U.S. Silica Holdings, Inc. (the “Company”) and a stockholder of the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters, in connection with the offering of 8,500,000 shares of the Company’s common stock (the “Offering”), sold by the selling stockholder, at a public offering price of $22.00 per share. The Underwriting Agreement grants the underwriters an option to purchase an additional 1,275,000 shares of the Company’s common stock, and the underwriters exercised this option in full on March 18, 2013. The Underwriting Agreement contains customary representations, warranties, covenants and conditions. In the Underwriting Agreement, the Company agreed to indemnify the underwriters and the selling stockholder against certain liabilities that could be incurred by them in connection with the Offering.

The closing of the sale of the shares contemplated by the Underwriting Agreement, including shares sold pursuant to the underwriters’ option to purchase additional shares, occurred on March 19, 2013. The selling stockholder received all of the proceeds from the Offering, and the Company did not receive any proceeds from the Offering.

The Offering was made pursuant to the Company’s Registration Statement on Form S-3 (No. 333-186406) (the “Registration Statement”), including a prospectus supplement dated March 13, 2013 to the prospectus contained in the Registration Statement dated March 8, 2013, filed by the Company pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the form of Underwriting Agreement attached hereto as Exhibit 1.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated March 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2013

U.S. SILICA HOLDINGS, INC.

/s/ Donald A. Merril
By: Donald A. Merril Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 13, 2013.